EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Cohen & Steers Select Utility Fund, Inc., and further agree that this joint filing agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13D (including any and all amendments thereto), and for the accuracy and completeness of the information concerning such party contained therein, except that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate or incomplete.

This joint filing agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all such counterparts shall together constitute for all purposes one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this joint filing agreement as of October 9, 2007.

FULL VALUE ADVISORS L.L.C.

By: /s/ Andrew Dakos

Name: Andrew Dakos
Title: Managing Member

FULL VALUE PARTNERS L.P.

By: FULL VALUE ADVISORS L.L.C., general partner

By: /s/ Andrew Dakos

Name: Andrew Dakos
Title: Managing Member

BULLDOG INVESTORS I, LLC

By: SPAR ADVISORS L.L.C., manager

By: /s/ Rajeev Das

Name: Rajeev Das
Title: Managing Member

OPPORTUNITY PARTNERS L.P.

By: KIMBALL & WINTHROP, INC., general partner

By: /s/ Phillip Goldstein

Name: Phillip Goldstein
Title: President

CALAPASAS INVESTMENT PARTNERS L.P.

By: KLEIN, BOGAKOS AND ROBERTSON, CPAS INC., general partner

By: /s/ Jeff Robertson

Name: Jeff Robertson
Title: President

OPPORTUNITY INCOME PLUS FUND L.P.

By: SPAR ADVISORS L.L.C., general partner

By: /s/ Rajeev Das

Name: Rajeev Das
Title: Managing Member

FULL VALUE SPECIAL SITUATIONS FUND, LP

By: FULL VALUE SPECIAL SITUATIONS FUND GP LLC, general partner

By: /s/ Andrew Dakos

Name: Andrew Dakos
Title: Managing Member

FULL VALUE OFFSHORE PARTNERS L.P.

By: FULL VALUE ADVISORS LLC, general partner

By: /s/ Andrew Dakos

Name: Andrew Dakos
Title: Managing Member

MERCURY PARTNERS L.P.

By: GSG CAPITAL ADVISORS LLC, general partner

By: /s/ Glenn Goodstein

Name: Glenn Goodstein
Title: Managing Member

STEADY GAIN PARTNERS L.P.

By: BJS Management, LLC, general partner

By: /s/ Barry Swidler

Name: Barry Swidler
Title: Managing Member

SPAR ADVISORS L.L.C.

By: /s/ Rajeev Das

Name: Rajeev Das
Title: Managing Member

KIMBALL & WINTHROP, INC.

By: /s/ Phillip Goldstein

Name: Phillip Goldstein
Title: President

KLEIN, BOGAKOS AND ROBERTSON CPAS INC.

By: /s/ Jeff Robertson

Name: Jeff Robertson
Title: President

FULL VALUE SPECIAL SITUATIONS FUND GP LLC

By: /s/ Andrew Dakos

Name: Andrew Dakos
Title: Managing Member

GSG CAPITAL ADVISORS LLC

By: /s/ Glenn Goodstein

Name: Glenn Goodstein
Title: Managing Member

BJS MANAGEMENT, LLC

By: /s/ Barry Swidler

Name: Barry Swidler
Title: Managing Member

/s/ Phillip Goldstein
Name: Phillip Goldstein

/s/ Barry Swidler
Name: Barry Swidler

/s/ Glenn Goodstein
Name: Glenn Goodstein